Exhibit 99.1

HeartSciences Reports Fiscal Second Quarter 2026 Financial Results and Provides Business Update

Southlake, Texas — December 15, 2025 — HeartSciences Inc. (Nasdaq: HSCS), a healthcare information technology (“HIT”) company focused on advancing electrocardiography (“ECG” or “EKG”) through the integration of artificial intelligence (“AI”), today reported financial results for its fiscal second quarter ended October 31, 2025 (“FQ2 2026”) and provided a business update.

Second Quarter and Recent Highlights

During the second quarter and subsequent period, the Company made significant progress in the commercialization and advancement of its MyoVista Insights™ healthcare IT platform and submitted its MyoVista® wavECG™ device to the U.S. Food and Drug Administration (“FDA”) for 510(k) premarket clearance.

MyoVista Insights™ Healthcare IT Software

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MyoVista Insights is classified as a Medical Device Data System (“MDDS”), which carries significantly lower regulatory requirements and is exempt from 510(k) clearance. As a result, the organizational costs and speed of commercial rollout are expected to be substantially lower and faster than those associated with regulated medical devices.
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Since its launch in May 2025, and following the recent release of Version 1.1, MyoVista Insights has received strong validation from early adopters. The Company is currently engaged in commercial discussions with several healthcare institutions for deployment and expects to announce multiple key customer wins in the near term.
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In addition to generating per-test, SaaS-based revenues as an ECG reporting and management system, MyoVista Insights is designed as a platform capable of hosting third-party AI-ECG algorithms through an AI-ECG marketplace. The Company is in discussions with several partners to host FDA-cleared algorithms. Management believes this platform uniquely positions HeartSciences to capture a multibillion-dollar market opportunity while significantly reducing the cost and time required for algorithm development and regulatory clearance.
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The Company plans to host an investor call early in the new year, during which it will demonstrate the MyoVista Insights software and provide additional details regarding its commercialization strategy and market opportunity.

MyoVista® wavECG™ Device

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The Company has submitted its MyoVista® wavECG™ device to the FDA for 510(k) premarket clearance.
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HeartSciences elected to separate the FDA submissions for the MyoVista wavECG device and its impaired cardiac relaxation AI-ECG software algorithm following the publication of updated guidelines by the American Society of Echocardiography (“ASE”) for the assessment of Left Ventricular Diastolic Dysfunction (“LVDD”), including revised age-based thresholds for cardiac relaxation (e’).

Management Commentary

“MyoVista Insights is a state-of-the-art ECG reporting and management platform that delivers meaningful clinical, operational, and data security benefits for healthcare systems,” said Andrew Simpson, Chief Executive Officer of HeartSciences. “In a short period of time, we have received strong validation from early adopters and are actively engaged in commercial discussions with several healthcare institutions. We expect to announce key customer wins in the near term.”

Mr. Simpson continued, “The submission of the MyoVista wavECG device to the FDA represents an important regulatory milestone for the Company and advances our broader strategy to modernize ECG through artificial intelligence.”

Second Quarter Fiscal 2026 Financial Results

HeartSciences reported no meaningful revenue for FQ2 2026. As of October 31, 2025, the Company had approximately $2.0 million in cash and cash equivalents and $4.2 million in shareholders’ equity.

Complete financial results are included in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 2025, which has been filed with the U.S. Securities and Exchange Commission and is available on the Company’s website at www.heartsciences.com.

About HeartSciences

HeartSciences is a healthcare information technology (“HIT”) company advancing the use of ECG/EKGs through the integration of artificial intelligence (“AI”). The Company’s MyoVista Insights platform is a device-agnostic, next-generation ECG management system designed to improve clinical efficiency and decision-making. Its MyoVista wavECG device is designed to deliver conventional ECG functionality while supporting on-device AI-enabled solutions

For more information, please visit: https://www.heartsciences.com. X: @HeartSciences

Safe Harbor Statement
This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are made under the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and are relating to the Company's future financial and operating performance. All statements, other than statements of historical facts, included herein are "forward-looking statements" including, among other things, statements about HeartSciences' beliefs and expectations. These statements are based on current expectations, assumptions and uncertainties involving judgments about, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the Company's control. The expectations reflected in these forward-looking statements involve significant assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Potential risks and uncertainties include, but are not limited to, risks discussed in HeartSciences' Annual Report on Form 10-K for the fiscal year ended April 30, 2025, filed with the U.S. Securities and Exchange Commission (the "SEC") on July 24, 2025, HeartSciences’ Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2025 filed with the SEC on September 11, 2025, HeartSciences’ Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 2025 filed with the SEC on December 15, 2025 and in HeartSciences' other filings with the SEC at www.sec.gov. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

Investor Relations:
Integrous Communications
Mark Komonoski, Partner
Phone: 877 255 8483
Email: mkomonoski@integcom.us

Media Contact:
HeartSciences
Gene Gephart
+1 682 244 2578 Ext. 2024
info@heartsciences.com